                          SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                              UNIT CORPORATION
______________________________________________________________________________
               (Name of Registrant as Specified In Its Charter)
______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     _________________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:
     _________________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     _________________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:
     _________________________________________________________________________

     (5)  Total fee paid:
     _________________________________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     _________________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:
     _________________________________________________________________________

     (3)  Filing Party:
     _________________________________________________________________________

     (4)  Date Filed:
     ___________________________________________________________________________

                         UNIT CORPORATION




                  ______________________________



             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               AND

                         PROXY STATEMENT




                  ______________________________



               Meeting Date:  Wednesday, May 5, 1999

               Meeting Time:  11:00 a.m.

               Meeting Place: Maple Room, Second Floor
                              Tulsa Marriott Southern Hills Hotel
                              1902 E. 71st Street
                              Tulsa, Oklahoma 74136

                        TABLE OF CONTENTS
                        _________________

                                                                 Page
                                                                 ----
Chairman's Letter. . . . . . . . . . . . . . . . . . . . . . . . (ii)

Notice of Annual Meeting of Stockholders . . . . . . . . . . . .(iii)

Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . . . . .1

   .   Information About the Annual Meeting and Voting . . . . . . .1
   .   Discussion of Items Recommended by the Board. . . . . . . . .3
       .   Election of Directors - Item No. 1 on the Proxy Card. . .3
       .   Ratification of Selection of Independent
             Accountants - Item No. 2 on the Proxy Card. . . . . . .6
   .   Information About Company Common Stock Ownership. . . . . . .6
       .   Stockholders Who Own at Least 5% of the Company . . . . .6
       .   Stock Owned by Directors and Executive Officers . . . . .7
   .   Information About the Board of Directors. . . . . . . . . . .8
   .   Information Regarding Executive Compensation. . . . . . . . .9
       .   Summary Compensation Table. . . . . . . . . . . . . . . .9
       .   Option Grants in 1998 . . . . . . . . . . . . . . . . . 11
       .   Aggregate Option Exercises in 1998 and
             Option Values at December 31, 1998. . . . . . . . . . 12
       .   Long Term Incentive Plan Awards . . . . . . . . . . . . 12
       .   Pension Plans . . . . . . . . . . . . . . . . . . . . . 12
       .   Change-In-Control Arrangements. . . . . . . . . . . . . 12
       .   Report of the Compensation Committee of the Board
             of Directors on Executive Compensation. . . . . . . . 14
       .   Compensation Committee Interlocks
             and Insider Participation . . . . . . . . . . . . . . 15
   .   Stock Performance Graph . . . . . . . . . . . . . . . . . . 16
   .   Other Matters . . . . . . . . . . . . . . . . . . . . . . . 17
       .   Certain Transactions Between the Company
             and Its Officers, Directors, Nominees
             for Directors and Their Associates. . . . . . . . . . 17
       .   Compliance with Section 16(a) of the Exchange Act . . . 17
       .   Matters Which May Come Before the Meeting . . . . . . . 17
       .   Submission of Stockholder Proposals . . . . . . . . . . 18
       .   Form 10-K Annual Report to the Securities and
             Exchange Commission . . . . . . . . . . . . . . . . . 18
















                                    (i)

Dear Stockholder:

     On behalf of the Board of Directors and management, I would like to invite you to attend our Annual Meeting of Stockholders to be held on Wednesday, May 5, 1999 at 11:00 a.m. Unlike previous years, this year's meeting will be held in the Maple Room located on the second floor of the Tulsa Marriott Southern Hills Hotel, 1902 E. 71st Street, Tulsa, Oklahoma.

     By attending the meeting you will have an opportunity to hear a report on the operations of the company and to meet our directors and officers.

     Information about the meeting, including the various matters on which you, as a stockholder, will act may be found in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Please sign, date and return the enclosed proxy in the envelope provided.

     I look forward to your participation and thank you for your continued support.



                                 Sincerely,

                                 /s/ King P. Kirchner

                                 King P. Kirchner

















                                  (ii)

                            UNIT CORPORATION

                         1000 Kensington Tower I
                            7130 South Lewis
                          Tulsa, Oklahoma 74136


                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On May 5, 1999


TO THE STOCKHOLDERS OF UNIT CORPORATION:

     Unit Corporation, a Delaware corporation (the "Company"), will hold its Annual Meeting of Stockholders in the Maple Room on the second floor of the Tulsa Marriott Southern Hills Hotel, 1902 E. 71st Street, Tulsa, Oklahoma, on Wednesday, May 5, 1999 at 11:00 a.m., local time. At the meeting you will be asked to:

     . elect three Directors, comprising the members of the class of directors whose terms expire at this meeting, for a three-year term expiring in 2002 (Item No. 1 on the Proxy Card);

     . ratify the selection of PricewaterhouseCoopers LLP, Tulsa, Oklahoma, as independent certified public accountants for the Company for its fiscal year 1999 (Item No. 2 on the Proxy Card); and

     . to transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     Only stockholders of record at the close of business on March 17, 1999, the record date, are entitled to notice of and to vote at the meeting or any adjournment(s) of the meeting. A complete list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting at the Company's office at 1000 Kensington Tower I, 7130 South Lewis, Tulsa, Oklahoma 74136, for a period of ten days prior to the meeting.






















                                  (iii)

The Company's Proxy Statement and Annual Report are submitted with this notice.

                                      By Order of the Board of Directors,

                                      /s/ Mark E. Schell

                                      Mark E. Schell
                                      Secretary and
                                      General Counsel

Tulsa, Oklahoma
March 24, 1999



               PLEASE  VOTE  -  YOUR  VOTE  IS  IMPORTANT

   EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR ENCLOSED PROXY SO THAT YOUR SHARES MAY
   BE VOTED IN ACCORDANCE WITH YOUR WISH AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO TIMELY REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT YOU SHOULD ATTEND THE MEETING.



































                                  (iv)

                             UNIT CORPORATION

                        1000 Kensington Tower I
                            7130 South Lewis
                         Tulsa, Oklahoma 74136


                            PROXY STATEMENT
                     ANNUAL MEETING OF STOCKHOLDERS
                              MAY 5, 1999



            INFORMATION ABOUT THE ANNUAL MEETING AND VOTING



Annual Meeting:       May 5, 1999      Maple Room, Second Floor
                      11:00 a.m.       Tulsa Marriott Southern Hills Hotel
                                       1902 E. 71st Street
                                       Tulsa, Oklahoma

Record Date:          Close of business on March 17, 1999.  On the record date
                      we had 26,653,341 shares outstanding. If you were a stockholder at that time, you may vote at the meeting.

First Mailing Date:   This proxy statement is being mailed to you and the other
                      stockholders on or about March 24, 1999.

Agenda:               .    Elect 3 directors (Item No. 1 on the Proxy card).

                      . Ratify the selection of PricewaterhouseCoopers LLP as our independent certified public accountant for 1999 (Item No. 2 on the Proxy card).

                      . Any other business which may properly come before the meeting.

Broker Non-Votes:     Under the current rules of the New York Stock Exchange, if your broker holds your shares in its "street" name, the broker may vote your shares on both proposals even if it does not receive instructions from you.

                      However, if your broker does not vote on either of the two proposals, here is the effect of a broker non-vote:

                      . Item One: Elect Three Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director.

                      . Item Two: Ratify Selection of Independent Accountants. A broker non-vote would have no effect on the outcome of this proposal.

Votes Per Share:      Each share is entitled to one vote.  You may not cumulate
                      votes.

Votes Required
For Each Proposal:    Under the provisions of the Delaware General Corporation
                      law and the Company's By-laws, a majority of the outstanding shares, present in person or represented by proxy, will constitute a quorum for purposes of the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum.

                      Item One - Elect Three Directors:
                      --------------------------------
                           The three nominees for director who receive the most votes will be elected. So, if you do not vote for a nominee, or you indicate "withhold authority to vote" for any nominee on your proxy card, your vote will not count either for or against the nominee.

                      Item Two - Ratify Selection of Independent Accountants:
                      ------------------------------------------------------
                           The affirmative vote of a majority of the votes cast at the meeting is required to ratify the selection of independent auditors. So, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

Proxy Solicitation:   The expense of this proxy solicitation, including the
                      costs of preparing and mailing this statement and proxy card, will be paid by the Company. Proxies are being solicited by the directors, officers and other employees of the Company at no additional compensation. In addition, we have retained Regan & Associates, New
                      York, New York, to assist us at a cost of $3,500 plus their expenses. We will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you.

Vote In Person:       If you plan to attend the meeting and vote in person, we
                      will give you a ballot when you arrive.

                      If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee. The account statement or letter must show that you were the direct or indirect (beneficial) owner of the shares on March 17, 1999.

Voting Proxies:       Unless you tell us on the proxy card to vote differently,
                      we will vote signed returned proxies FOR the board's nominees (Item No. 1) and FOR the ratification of the selection of independent accountants (Item No. 2). The board or proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the board or proxy holders will vote for a person whom they believe is qualified to be elected.

You Can Revoke
Your Proxy:           You may revoke your proxy at any time before it is voted
                      at the meeting by:

                           . Delivering a signed, written revocation letter, dated after the proxy, to Mark E. Schell, Secretary, at our Tulsa address noted above; or

                           . Delivering a signed proxy, dated later than the prior one, to ChaseMellon Shareholder Services, L.L.C., 600 Willow Tree Road, Leonia, NJ 07605; or

                           . Attend the annual meeting and vote in person or by proxy. Attendance alone will not revoke your proxy.


                          DISCUSSION OF ITEMS
                        RECOMMENDED BY THE BOARD

Election of Directors - Item No. 1 on the Proxy Card
----------------------------------------------------
     The board is composed of eight members and is divided into three classes with each director serving for a three-year term. At each annual meeting, the term of one class expires. The term of service for those directors serving in Class III expires at this meeting.

     We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or the board increases the number of directors, the board may fill the vacancy until the next annual meeting.

                            BOARD NOMINEES:
                            --------------
     The Board of Directors urges you to vote "For" these nominees.

Terms expiring  .  King P. Kirchner      Mr. Kirchner, a co-founder of the
at this annual     Age 71                Company, has been the Chairman of the
meeting            Director since 1963   Board and a director since 1963 and was
(Class III)                              President until November 1983.

                                         Mr. Kirchner is a Registered
                                         Professional Engineer within the
                                         State of Oklahoma, having received
                                         degrees in Mechanical Engineering from
                                         Oklahoma State University and in
                                         Petroleum Engineering from the
                                         University of Oklahoma.

                .  Don Cook              Mr. Cook has served as a director of
                   Age 74                the Company since the Company's
                   Director since 1963   inception.  He is a Certified Public
                                         Accountant and was a partner in the
                                         accounting firm of Finley & Cook,
                                         Shawnee, Oklahoma, from 1950 until
                                         1987, when he retired.

                .  J. Michael Adcock     Mr. Adcock was elected a director of
                   Age 50                the Company in December 1997.  He is an
                   Director since 1997   attorney and currently manages a
                                         private trust which deals in real
                                         estate, oil and gas properties and
                                         commercial banking as well as other
                                         equity investments.  He is Chairman of
                                         the Board of Arvest American National
                                         Bank & Trust Co. of Shawnee and a
                                         member of the Board of Directors of
                                         Medicine Lodge Bankshares.  Between
                                         1997 through September, 1998 he was the
                                         Chairman of the Board of Ameribank and
                                         President and Chief Executive Officer
                                         of American National Bank and Trust
                                         Company of Shawnee, Oklahoma, and
                                         Chairman of AmeriTrust Corporation,
                                         Tulsa, Oklahoma.  Prior to holding
                                         these positions, he was engaged in the
                                         private practice of law from January 1,
                                         1994 through March 1, 1996 and from
                                         March 1, 1996 until November 1, 1997 he
                                         served as General Counsel for Ameribank
                                         Corporation.  Mr. Adcock was also a
                                         director of Grant Geophysical, Inc.,
                                         from June 1994 until September 1997
                                         when he resigned.  Grant Geophysical,
                                         Inc., filed a petition under Chapter 11
                                         of the Federal Bankruptcy Code in
                                         October, 1996.

                         CONTINUING DIRECTORS:
                         ---------------------
Terms expiring  .  John G. Nikkel        Mr. Nikkel joined the Company in 1983
at 2000 annual     Age 64                as its President and a director.  From
meeting            Director since 1983   1976 until January 1982 when he co-
(Class I)                                founded Nike Exploration Company, Mr.
                                         Nikkel was an officer and director of
                                         Cotton Petroleum Corporation, serving
                                         as the President of the Company from
                                         1979 until his departure.  Prior to
                                         joining Cotton, Mr.  Nikkel was
                                         employed by Amoco Production Company
                                         for 18 years, last serving as Division
                                         Geologist for Amoco's Denver Division.
                                         Mr. Nikkel presently serves as
                                         President and a director of Nike
                                         Exploration Company.  Mr. Nikkel
                                         received a Bachelor of Science
                                         degree in Geology and Mathematics from
                                         Texas Christian University.

                .  John S. Zink          Mr. Zink was elected a director of the
                   Age 70                Company in May 1982.  For over 5 years,
                   Director since 1982   he has been a principle in several
                                         privately held companies engaged in the
                                         businesses of designing and
                                         manufacturing equipment used in the
                                         petroleum industry, construction and
                                         heating and air conditioning services
                                         and installation.  He holds a Bachelor
                                         of Science degree in Mechanical
                                         Engineering from Oklahoma State
                                         University.  He is also a director of
                                         Matrix Service Company, Tulsa,
                                         Oklahoma.

Terms expiring  .  Earle Lamborn         Mr. Lamborn has been actively involved
at 2001 annual     Age 64                in the oil field for over 45 years,
meeting            Director since 1979   joining the Company's predecessor in
(Class II)                               1952 prior to its becoming a publicly-
                                         held corporation.  He was elected Vice
                                         President, Drilling in 1973 and to his
                                         current position as Senior Vice
                                         President, Drilling and director in
                                         1979.

                .  William B. Morgan     Mr. Morgan was elected a director of
                   Age 55                the Company in February 1988.  Mr.
                   Director since 1988   Morgan has been Executive Vice
                                         President and General Counsel of St.
                                         John Health System, Inc., Tulsa,
                                         Oklahoma, since March 1, 1995 and,
                                         since October 1, 1996, the President of
                                         its principal for profit subsidiary
                                         Utica Services, Inc.  Before that, he
                                         was a Partner in the law firm of
                                         Doerner, Saunders, Daniel & Anderson,
                                         Tulsa, Oklahoma, for over 20 years.

                .  John H. Williams      Mr. Williams was elected a director of
                   Age 80                the Company in December 1988.  Prior to
                   Director since 1988   retiring on December 31, 1978, he was
                                         Chairman of the Board and Chief
                                         Executive Officer of The Williams
                                         Companies, Inc. where he continues to
                                         serve as an honorary director.  Mr.
                                         Williams also serves as a director of

                                         Apco Argentina, Inc., Westwood
                                         Corporation, and Willbros Group, Inc.

Ratification of Selection of Independent
Accountants - Item No. 2 on the Proxy Card
------------------------------------------
     The board has unanimously selected PricewaterhouseCoopers LLP as the independent certified public accountants for the Company for its 1999 fiscal year. The board is asking the stockholders to ratify and approve this action. A representative of PricewaterhouseCoopers LLP, who will attend the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

     Although such ratification is not required by law, the board believes that stockholders should be given the opportunity to express their views on this matter. However, even if you ratify the selection, the board may still appoint new independent accountants at any time if it believes that such change would be in the best interest of the Company and our stockholders. Failure to ratify such selection is not binding on the board.

     The Board of Directors urges you to vote "For" approval, which vote will act to ratify the selection of PricewaterhouseCoopers LLP.


            INFORMATION ABOUT COMPANY COMMON STOCK OWNERSHIP

Stockholders Who Own at Least 5% of the Company
-----------------------------------------------
     The following table shows, as of December 31, 1998, the only persons we know to own directly or indirectly ("beneficial owners") more than 5% of our common stock. This information is based on a Schedule 13G, dated February 11, 1999, filed by this person with the Securities and Exchange Commission ("SEC"). For further information regarding this report, you may obtain a copy from the SEC.


          Name and Address           Number of Shares          Percent of
         of Beneficial Owner        Beneficially Owned           Class
         -------------------        ------------------        -----------
   Forstmann-Leff Associates Inc.,      1,947,300                 7.6
   FLA Asset Management Inc.,
   FLA Advisers L.L.C. and
   Stamford Advisers Corp.
   590 Madison Avenue
   New York, NY 10022

   Neuberger&Berman, LLC                1,499,100                 5.87
   605 Third Avenue
   New York, NY 10158-3698

Stock Owned by Directors and Executive Officers
-----------------------------------------------
     The following table shows, as of March 17, 1999, the shares of the Company's common stock owned by each nominee for election as a director, each continuing director, the Company's Chief Executive Officer, each of the Company's four other most highly compensated executive officers for 1998 and the directors and executive officers of the Company as a group.

      Name of                  Aggregate Number of             Percent of
 Beneficial Owner                 Beneficially                 Outstanding
                                  Owned Shares               Common Stock (1)
 -----------------         ---------------------------       ----------------
 King P. Kirchner              1,155,899 (2)(3)                   4.33


 Don Cook                         23,138 (4)                        *


 Earle Lamborn                   320,342 (2)(3)(6)                1.19


 William B. Morgan                20,000 (4)                        *


 John G. Nikkel                  443,822 (2)(3)(6)(7)             1.65


 John H. Williams                 18,500 (4)                        *


 John S. Zink                     58,500 (4)                        *


 J. Michael Adcock             1,196,373 (4)(5)                   4.48


 Philip M. Keeley                220,328 (2)(6)(7)                  *


 Larry D. Pinkston               143,116 (2)(3)(6)                  *

 All Directors and Officers
 as a Group (11 individuals)   3,669,744 (2)-(7)                 13.57

          * Less than 1%

(1) The number of shares includes the shares presently issued and outstanding plus the number of shares which any owner has the right to acquire within 60 days after March 17, 1999. For purposes of calculating the percent of the common stock outstanding held by each owner, the total number of shares excludes the shares which all other persons have the right to acquire within 60 days after March 17, 1999, pursuant to the exercise of outstanding stock options.

(2) Includes shares of Common Stock held under the Company's 401(k) thrift plan as of March 12, 1999 for the account of: King P. Kirchner, 7,979; Earle Lamborn, 9,753; John G. Nikkel, 28,257; Philip M. Keeley, 29,012; Larry D. Pinkston, 16,576; and directors and officers as a group, 101,275.

(3) Of the shares listed as being beneficially owned, the following individuals disclaim any beneficial interest in shares held by spouses or for the benefit of family members: King P. Kirchner, 28,828; John G. Nikkel 76,000; Earle Lamborn, 199,460; and Larry D. Pinkston, 2,000.

(4) Includes unexercised stock options under the Company's Non-Employee Directors' Stock Option Plan to each of the following which may be exercised at the discretion of the holder: Don Cook, 17,500; William B. Morgan, 10,000; John H. Williams, 17,500; John S. Zink, 17,500 and J. Michael Adcock, 2,500; all non-Employee Directors, including the estate of Mr. Don Bodard, a former director, as a group, 72,500.

(5) Of the shares listed as being beneficially owned, 1,178,148 shares are owned by a trust of which Mr. Adcock is one of three trustees.

(6) Includes unexercised stock options under the Company's stock option plan to each of the following which may be exercised within 60 days at the discretion of the holder: Earle Lamborn, 64,500; John G. Nikkel 122,460; Philip M. Keeley, 55,500; Larry D. Pinkston, 36,500; and directors and officers as a group, 315,460.

(7) Includes 7,149 shares and 2,862 shares beneficially owned by Mr. Nikkel and Mr. Keeley, respectively, held by a private company over which Mr. Nikkel and Mr. Keeley share voting and investment power.



                INFORMATION ABOUT THE BOARD OF DIRECTORS



Board Meetings:       The board held seven meetings during 1998.  No director
                      attended fewer than 75% of the board meetings and the meetings of committees on which he served during the year.

Committees of         The board has standing Audit and Compensation committees.
the Board:            The membership of each of these committees is determined
                      from time to time by the board. Only directors who are not officers of the Company serve on the committees.

                           . The Audit Committee. This committee met two times during 1998. Members: John S. Zink, William B. Morgan and Don Cook. This committee appoints the independent auditors subject to ratification by the board, meets with the independent auditors to review the scope and results of the audit of the Company's financial statements and consults with the Company's personnel to determine the adequacy of internal accounting controls.

                           . The Compensation Committee. This committee met one time during 1998. Members: John S. Zink, John H. Williams, Don Cook and J. Michael Adcock. This committee determines the salaries payable to the Company's officers and authorizes grants of stock options.

Director              Annual Fee.  We pay non-employee directors fees of $15,000
Compensation:         each per year payable in four installments.  Committee
                      members are paid fees of $2,000 for each committee they serve on. We do not compensate our employees for service as a director.

                      Meeting Fees.  We pay non-employee directors a fee of:
                           .   $750 for each board meeting attended;
                           .   $500 for each committee meeting attended.

Expenses:             We reimburse all non-employee directors for travel
                      expenses incurred attending stockholder, board and committee meetings.

Annual Stock          Each non-employee director automatically receives an
Option Award:         option to purchase 2,500 shares of the Company's common
                      stock on the first business day following each annual meeting of stockholders. The option price is the fair market value of the Company's common stock on such date.
                      Payment may be made in cash or in shares of Company common stock that have been held by the director for at least one year. No stock option may be exercised during the first six months of its term except in the case of death.
                      Each option extends for 10 years from the date of grant.

                      In 1998 stock options were granted for an aggregate of 12,500 shares at $9.00 per share. An aggregate of 72,500 shares are subject to currently outstanding options.



              INFORMATION REGARDING EXECUTIVE COMPENSATION



Summary Compensation Table
--------------------------
     The following table provides information about the compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries in 1996, 1997 and 1998.

                                     SUMMARY COMPENSATION TABLE
                                                                  Long Term Compensation
                                   Annual Compensation<F1>            Awards          Payouts
                              -----------------------------  ---------------------------------

    (a)               (b)       (c)      (d)         (e)         (f)          (g)        (h)        (i)
                                                    Other
   Name                                             Annual    Restricted   Securities
   and                                              Compen-     Stock     Underlying    LTIP     All Other
Principal                     Salary    Bonus       sation     Award(s)    options     Payout   Compensation
Position(s)           Year      ($)       ($)       ($)<F2>      ($)          (#)       ($)       ($)<F3>
---------------       ----    -------  --------     -------  -----------  ----------- --------   ------------
King P. Kirchner      1998    250,000        0           0       0                0      0          6,000
Chairman and CEO      1997    220,000        0           0       0                0      0          9,286
                      1996    200,000        0           0       0                0      0          7,500

John G. Nikkel        1998    250,000   71,666       7,225       0           40,000      0          5,833
President and COO     1997    230,000   35,000       7,210       0                0      0          9,456
                      1996    210,000  168,333<F4>   7,669       0           30,000      0          7,500

Earle Lamborn         1998    170,000   58,333       1,766       0           15,000      0          9,154
Sr. Vice President -  1997    130,000   43,333       3,767       0                0      0          8,602
Drilling              1996    115,000   33,333       1,440       0           10,000      0          7,359

Philip M. Keeley      1998    170,000   50,000       7,434       0           15,000      0          8,025
Sr. Vice President -  1997    165,000   25,000       7,434       0                0      0          6,200
Exploration &         1996    155,000  110,000<F4>   1,440       0           10,000      0          5,812
Produciton

Larry D. Pinkston     1998    122,500   33,333           0       0           12,000      0          7,182
V. P., CFO            1997    117,500   27,000           0       0                0      0          6,859
and Treasurer         1996    110,000   19,667           0       0            7,500      0          5,323

<F1>    Compensation deferred at the election of an executive is included in the year earned.

<F2>    The amount listed under the Other Annual Compensation column represents the dollar value associated with the use of a Company vehicle by the named executive officer.

<F3>    "All Other Compensation" represents the Company's matching contributions to the Company 401(k) thrift plan for the named executive officer.

<F4>    The amounts indicated reflect the acceleration of the payment of bonuses awarded to Mr. Nikkel and Mr. Keeley in 1995 and 1996. These awards are generally paid out in three annual installments. The amounts shown reflect the payment of the third installment of the 1995 bonus, otherwise due January 1997, and the second and third installments of the 1996 bonus awards, otherwise due January 1997 and January 1988, respectively. These bonus awards were accelerated at the discretion of the Compensation Committee and used by the named executive officer to pay the exercise price of certain stock options exercised in fiscal 1996.

Option Grants in 1998
---------------------
     The following table provides information concerning certain stock option(s) granted to each of the named executive officers during 1998.


                                                                  Potential
                                                                 Realizable
                                                               Value at Assumed
                                                                Annual Rates
                                                                of Stock Price
                                                               Appreciation for
                              Individual Grants (1)            Option Terms (3)
                 --------------------------------------------  ----------------
                              Percent of
                  Number of     Total
                 Securities    Options
                 Underlying   Granted to  Exercise
                   Options    Employees    Price   Expiration
      Name       Granted (#)   In 1998(2)  ($/Sh)     Date     5% ($)  10% ($)
---------------- ----------- ------------ -------- ----------  ------  -------

King P. Kirchner      -0-         N/A        N/A      N/A       N/A      N/A

John G. Nikkel      40,000       17.70      $3.75   12/22/08   94,334  239,061

Earle Lamborn       15,000        6.64      $3.75   12/22/08   35,375   89,648

Philip M. Keeley    15,000        6.64      $3.75   12/22/08   35,375   89,648

Larry D. Pinkston   12,000        5.31      $3.75   12/22/08   28,300   71,718


(1) All options were granted on December 22, 1998 at an exercise price equal to the closing market price of the Company's common stock on that date. The options vest in 20% annual increments commencing 12 months after their date of grant. All options vest immediately in the event of a "change in control," as defined in the plan.

(2) Based on a total of 226,000 options being granted to certain employees during fiscal 1998.

(3) Caution is recommended in interpreting the financial significance of these figures. They are calculated by multiplying the number of options granted by the difference between a future hypothetical stock price and the option exercise price and are shown pursuant to rules of the Securities and Exchange Commission. They assume the value of the Company Common Stock appreciates 5% and 10% each year, compounded annually, for ten years (the life of each option). They are not intended to forecast possible future appreciation, if any, of such stock price or to establish a present value of options. Also, if appreciation does occur at the 5% or 10% per year rate, the amounts shown would not be realized by the recipients until the year 2008. Depending on inflation rates, these amounts may be worth significantly less in 2008, in real terms, than their value today.

Aggregate Option Exercises in 1998
and Option Values at December 31, 1998
--------------------------------------
     The following table provides information regarding the stock options exercised by the named executive officers in 1998 as well as the value of the stock options held by such executives at year end measured in terms of the fair market value of the Company's common stock on December 31, 1998. The Company has never granted any stock appreciation rights.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
       (a)              (b)         (c)                (d)                            (e)
                                                    Number of
                                                    Securities                     Value of
                     Shares                         Underlying                   Unexercised
                    Acquired      Value             Unexercised                  In-the-Money
                   on Exercise   Realized           Options at                    Options at
     Name              (#)        ($)<F1>            FY-End (#)                  FY-End ($)<F2>
----------------   -----------   --------   --------------------------    --------------------------
                                            Exercisable  Unexercisable    Exercisable  Unexercisable
                                            -----------  -------------    -----------  -------------
King P. Kirchner        N/A         N/A         N/A           N/A             N/A           N/A

John G. Nikkel        10,000      34,375      122,460        62,500         152,575        14,500

Earle Lamborn           N/A         N/A        64,500        23,000          81,225         5,750

Philip M. Keeley       1,000       2,567       55,000        23,000          66,555         5,750

Larry D. Pinkston       N/A         N/A        36,500        18,000          44,175         4,500

<F1>    Value realized equals fair market value of the stock on date of exercise, less the exercise price, times the number of shares acquired.

<F2>    The value of unexercised in-the-money options at year end assumes a fair market value for the Company's Common Stock of $4.00, the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on
        December 31, 1998.  Value is calculated on the basis of the difference between the option exercise price and $4.00 multiplied by the number of shares of Common Stock underlying the options.

Long Term Incentive
Plan Awards:          The Company does not currently have any Long Term
                      Incentive Plans.


Pension Plans:        The Company does not currently have any Pension Plans.


Change-In-Control     Stock Option Plan.  The Company's stock option plan
Arrangements:         contains a provision vesting all stock options in the
                      event of a "change-in-control" of the Company.  A
                      "change-in-control" is deemed to have occurred at such time as any person (as such term is used in Sections
                      3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended), other than the Company or an Exempt Person, is or becomes the beneficial owner (as defined in Rule
                      13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities. An
                      Exempt Person is generally defined to be any person (or estate or trust of such person) who, on the date of the plan, owned securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities, and any spouse, parent or issue of such person.

                      Separation Benefit Plan. On December 20, 1996, effective as of January 1, 1997, the board adopted the Separation Benefit Plan of Unit Corporation and Participating Subsidiaries (the "Plan"). The Plan is generally applicable to all full time salaried employees of the Company and its two principal subsidiaries, excluding any employees who are also directors of the Company, who have been with their employer for at least one year. Subject to all of the terms of the Plan, any eligible employee whose employment is terminated by his or her employer is entitled to receive a separation benefit in an amount calculated by dividing such eligible employee's annual base salary in effect immediately prior to such employee's separation by 52 to determine a weekly separation benefit amount. The number of weekly separation benefit payments then payable to such employee is calculated based on the employee's years of service in accordance with a schedule set forth in the Plan. Employees who voluntarily leave their employment are not entitled to receive a separation benefit unless they have completed at least 20 years of service. Any eligible employee who has completed 20 years of service or more is vested in his or her separation benefit, subject to fulfilling the other requirements of the Plan.
                      Separation benefit payments are limited to a maximum of 104 weekly payments. The Plan also provides that, unless otherwise provided by the Company's Board of Directors prior to a "change-in-control" of the Company, as defined in the Plan, all eligible employees shall be vested in their separation benefit as of the date of such "change-in-control" based on their years of service. As a precondition to receiving the separation benefits, employees must sign a separation agreement waiving any claims the employee may have against the Company or its subsidiaries.

                      Senior Management Separation Benefit Plan. On October 28, 1997, the board adopted the Separation Benefit Plan for Senior Management. This plan is similar in terms of the benefits and requirements described above for the Separation Benefit Plan, with the exception that the Compensation Committee determines who will participate in this plan. In addition, the committee is given the authority to increase (up to a maximum of 104) the number of weekly separation benefit payments a participant would otherwise be entitled to receive under the plan if the participant is involuntarily terminated. Currently only Messrs. Kirchner, Lamborn and Nikkel are participants in this plan.


Report of the Compensation Committee of the
Board of Directors on Executive Compensation
--------------------------------------------
     The disclosure contained in this section of the Proxy Statement should not be incorporated by reference into any prior filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof (including this proxy statement or the "Executive Compensation" section of this proxy statement), except to the extent that the Company specifically incorporates this information by reference.

     The Compensation Committee is responsible for setting and overseeing the compensation of the Company's executive officers. The committee is composed entirely of independent outside directors. There are no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the committee. The members of the committee are John S. Zink, Don Cook, J. Michael Adcock and John H. Williams.

     Objectives and Considerations - The objectives of the committee in determining executive compensation are to retain and reward qualified individuals serving as executive officers of the Company. To achieve these objectives, the committee relies primarily on salary, annual bonuses (awardable either in stock or cash) and awards under the Company's stock option plan. In making its decisions, the committee takes into account the conditions within the Company's industry, the Company's income and cash flow and the attainment of any designated business objectives. Individual performances are also reviewed, taking into account the individual's responsibilities, experience and potential, his or her period of service and current salary and the individual's compensation level as compared to similar positions at other companies. The committee's evaluation of these considerations is, for the most part, subjective and, to date, it has not established any specific written compensation plans or formulas pursuant to which the executive officers' annual compensation is determined.

     Base Salary - The Company does not currently have an employment agreement with any of its executive officers. In determining the base salaries for the executive officers for 1998 the committee relied primarily on its evaluation of the compensation being paid to individuals holding comparable positions in the industry. In doing so, the committee relied, to a large extent, on the results of the Peat Marwick Oil and Gas Corporation Survey 1997 Report which surveyed the compensation and benefit programs of 134 oil and gas related companies, one of which was the Company. It was the committee's objective to set the executives' base salary at approximately the competitive mid-range reflected in the survey. Within this range, the Committee then made any adjustments based on individual performance evaluations. Taking these factors into consideration, the committee, with the exception of Mr. Kirchner's salary which is discussed below, decided to increase the 1998 salaries of each of the named executive officers by the following percentage: John G. Nikkel 8.7%; Earle Lamborn 30.7%; Philip M. Keeley 3.0% and Larry Pinkston 4.3%.

     Bonuses - Executive officers are eligible to earn annual bonuses either in cash or in stock. Stock bonuses are awarded pursuant to the Company's bonus plan approved by the Company's stockholders on May 1, 1985 and amended on May 3, 1995. The amount and type of any bonuses awarded to executive officers is determined solely at the subjective discretion of the committee. The committee does not base its decisions on predetermined formulas, choosing instead to rely on its evaluation of the various considerations set forth above. In addition, when appropriate, bonuses are awarded to recognize short-term individual performance.

     Stock Options - The stock options granted under the Company's stock option plan, approved by the Company's stockholders on May 2, 1984 and amended on May 3, 1989 and May 3, 1995, provide an incentive for executive officers to maximize long-term stockholder value. Historically, although not required, stock option grants are made at 100% of the market price on the date of grant and are exercisable in annual 20% increments after one year and have a ten year life. The number of options that are granted to an executive officer is based on the individual's performance and level of responsibility. Option awards will vary in size based on position level (more senior managers receive a higher multiple). Stock options are granted to the executive officers at the discretion of the committee. The committee's decisions with respect to awarding stock options are generally made late each year thus allowing the committee to evaluate the Company's annual results as part of its decision making process.
No stock options were granted to the Company's executive officers as part of their 1998 compensation. However, as reflected in the Option Grants in 1998 table, options were granted to certain of the Company's executive officers on December 22, 1998. Those options were granted in connection with the committee's actions on December 22, 1998 when it determined the executive officers' 1999 compensation.

     Chief Executive Officer - Mr. Kirchner's salary and bonus are determined by the committee substantially in accordance with the policies described above relating to all executive officers of the Company. Based on its review, the committee raised Mr. Kirchner's 1998 salary by 13.6%.

     1993 OBRA - Executive Compensation Tax Deductibility - Beginning in 1995, the Internal Revenue Code, Section 162(m), limits the Company's ability to deduct, for federal income tax purposes, certain compensation in excess of $1 million per year paid to individual officers named in the Summary Compensation Table. Based on the amount of compensation paid to each of the named officers in fiscal 1998, it does not appear that Section 162(m) will have a significant impact on the Company in the near term. However, the committee will continue to monitor whether its executive compensation plans should be amended to meet the deductibility requirements of the tax law.

     Members of the Compensation Committee:

                                  John S. Zink
                                  Don Cook
                                  John H. Williams
                                  J. Michael Adcock

Compensation          During 1998, the Compensation Committee members were
Committee             responsible for determining executive compensation,
Interlocks and        including decisions relating to stock option grants to
Insider               executive officers.  None of the executive officers of the
Participation:        Company is a member of that committee.

                        STOCK PERFORMANCE GRAPH



     The graph and the related disclosure contained in this section of the Proxy Statement should not be incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof (including this proxy statement or the "Executive Compensation" section of this proxy statement), except to the extent that the Company specifically incorporates this information by reference.

     The following graph reflects a comparison of the cumulative total return (change in stock price plus reinvested dividends, assuming $100 invested on December 31, 1993) of the Company's common stock from December 31, 1993 through December 31, 1998 with the Standard & Poor's 500 Composite Index and the S&P Oil
- Integrated Domestic Index. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of the Company's stock.










                               (GRAPH)











                          Dollar Value of $100 Investment at December 31,
                    ----------------------------------------------------------
                      1993      1994      1995      1996      1997      1998
                    --------  --------  --------  --------  --------  --------
The Company         $ 100.00  $ 109.09  $ 172.73  $ 359.09  $ 350.00  $ 152.29

S&P 500             $ 100.00  $ 101.32  $ 139.40  $ 171.40  $ 228.59  $ 293.91

S&P Oil-Integ.      $ 100.00  $ 104.92  $ 119.46  $ 151.07  $ 179.75  $ 145.93

                             OTHER MATTERS



Certain Transactions Between the Company and Its
Officers, Directors, Nominees for Directors and Their Associates
----------------------------------------------------------------
     Since 1984 one of the subsidiaries of the Company, or its predecessor, has formed employee limited partnerships for investment by certain of the employees and directors of the Company and its subsidiaries. The limited partnerships participate with Unit Petroleum Company, a subsidiary of the Company, in its exploration and production operations. Since January 1, 1998, Mr. John G. Nikkel, a director and the President of the Company, invested $72,000 in the Unit 1998 Employee Oil and Gas Limited Partnership and $40,000 in the Unit 1999 Employee Oil and Gas Limited Partnership. In addition, Nike Exploration Company, which is owned 71.4% by Mr. Nikkel, invested $100,000 in the 1998 program and $76,000 in the 1999 program.

     With respect to their review and approval of any material transactions between the Company and any related party, including, if applicable, those discussed above, the board considers the terms which are or would be available to the Company in similar transactions with non-affiliated parties dealing at arm's-length.


Compliance with Section 16(a) of the Exchange Act
-------------------------------------------------
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on our review of the forms received by us with respect to fiscal 1998, or written representations from certain reporting persons, the Company believes that it has complied with all filing requirements applicable to its directors, officers and persons who own more than 10% of the Company's common stock.


Matters Which May Come Before the Meeting
-----------------------------------------
     The board does not intend to bring any other matters before the meeting, nor does the Company know of any matters which other persons intend to bring before the meeting. However, should other matters not mentioned in this proxy statement properly come before the meeting, the persons named in the accompanying proxy card will vote on them in accordance with their best judgment.

Submission of Stockholder Proposals
-----------------------------------
     Under the rules of the Securities and Exchange Commission now in effect, in order to be considered for inclusion in the Company's proxy statement relating to the 2000 Annual Meeting of Stockholders, a stockholder proposal submitted pursuant to Rule 14a-8 must be received by the Company at its principal offices, 1000 Kensington Tower I, 7130 South Lewis, Tulsa, Oklahoma 74136, addressed to the Secretary of the Company, no later than November 25, 1999.

     Any stockholder who intends to present a proposal at the 2000 Annual Meeting of Stockholders and has not sought inclusion of the proposal in the Company's proxy statement pursuant to Rule 14a-8, must provide the Company with notice of such proposal no later than February 8, 2000.


Form 10-K Annual Report to the
Securities and Exchange Commission
----------------------------------
     COPIES OF THE ANNUAL REPORT (FORM 10-K) OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO: MARK E. SCHELL, SECRETARY, UNIT CORPORATION, P. O. BOX 702500, TULSA, OKLAHOMA 74170.



   PLEASE SIGN, DATE AND RETURN YOUR PROXY TO ASSURE THAT ALL OF YOUR
                         SHARES WILL BE VOTED.

                                UNIT CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 5, 1999

   THIS PROXY IS SOLICITED ON BEHALF OF UNIT CORPORATION'S BOARD OF DIRECTORS

   P            The undersigned hereby appoints King P. Kirchner and Mark E.
           Schell, and each of them, proxies for the undersigned, with full
   R power of substitution, to vote all shares of Unit Corporation Common Stock which the undersigned may be entitled to vote at the Annual
   O Meeting of Stockholders of Unit Corporation, Tulsa, Oklahoma, on Wednesday, May 5, 1999 at 11:00 A.M., or at any adjournment thereof,
   X upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may
   Y       properly come before the meeting or any adjournment thereof.

                Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendation, please sign the reverse side; no boxes need to be checked.


   _____________________________________________________________________________
   COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

           (Continued, and to be marked, dated & signed on reverse side)

                                                                Please mark
                                                                your votes  ( )
                                                                this way

The Board of Directors recommends a vote FOR Items 1 and 2.

                           WITHHELD
                      FOR  FOR ALL                         FOR  AGAINST  ABSTAIN
Item 1 - ELECTION OF  ( )    ( )     Item 2 - APPROVAL OF  ( )    ( )      ( )
          DIRECTORS                            AUDITORS

     Nominees:
     King P. Kirchner
     Don Cook
     J. Michael Adcock

WITHHELD FOR: (Write that nominee's
   name in the space provided below).

____________________________________
                                     PLEASE MARK THIS BOX IF YOU
                                     PLAN TO ATTEND THE MEETING         ( )

                                     COMMENTS/ADDRESS CHANGE
                                     Please mark this box if you have
                                     written comments/address change
                                     on the reverse side.               ( )

                                     Receipt is hereby acknowledged
                                     of the Unit Corporation Notice
                                     of Meeting and Proxy Statement.



Signature(s)__________________________ Date: ______________________________

    NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.